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Exhibit 10.10

NEITHER THIS NOTE NOR THE COMMON UNITS INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED WITHOUT REGISTRATION OF THIS NOTE AND SUCH COMMON UNITS UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE

CONVERTIBLE PROMISSORY NOTE

$5,000,000	Emeryville, CA June 13, 2002

        FOR VALUE RECEIVED, the undersigned, LECG, LLC, a California limited liability company ("Maker"), hereby promises to pay to Thoma Cressey Fund VII, L.P., a Delaware limited partnership ("Holder"), the holder of this Convertible Promissory Note (this "Note"), upon the terms and conditions set forth herein the principal sum of five million dollars ($5,000,000) or such lesser amount as may be designated as outstanding from time to time on Schedule A hereto, together with all accrued interest on such outstanding balance, in accordance with the terms and provisions of this Note.

        1.    Relation to Credit Agreement and Letter Agreement.    Reference is made to (a) that certain Credit Agreement dated as of September 29, 2000, by and among LECG Holding Company, LLC ("Parent"), the Maker, the Lenders referred to therein, Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent for the Lenders ("Administrative Agent") and U.S. Bank National Association, as Documentation Agent of the Lenders, as amended (the "Credit Agreement"), and (b) that certain Letter Agreement, dated as of June 13, 2002 (the "Letter Agreement"), by and among, Maker, Holder, Parent and David J. Teece ("Teece"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Letter Agreement.

        2.    Principal Amount.    The principal amount outstanding shall be set forth on Schedule A hereto which amount shall be adjusted by Holder from time to time to reflect any payments made by Holder to Maker and/or U.S. Bank National Association and/or Wachovia Bank, National Bank, under the TCEP Guarantee (any such payment, a "Guarantee Payment"). Upon making any Guarantee Payments, Holder shall promptly provide written notice of such payment to Maker and adjust Schedule A hereto accordingly; provided, however, that the failure to provide such notice shall not diminish Holder's rights under the this Note in any manner. The initial principal amount outstanding under this Note shall be $0.

        3.    Payment; Conversion.

          (a)   Interest shall accrue on any outstanding principal amount at the rate of fifteen percent (15%) per annum, compounded annually, beginning on the date corresponding to the date of the Guarantee Payment for which such principal amount is outstanding.

          (b)   Any unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full, forty-five (45) calendar days after the date corresponding to the date of the Guarantee Payment for which such principal amount is outstanding (the "Grace Period"). Immediately after such Grace Period, Holder may, by providing written notice to Parent and Maker, convert (the "Conversion") such principal amount together with all accrued but unpaid interest thereon (in the aggregate, the "Default Amount"), into such number of Common Units of Parent equal to the Default Amount divided by the lesser of (i) $5.00 or (ii) five times Maker's earnings before interest, income taxes, depreciation and amortization for the most recent 12 month period for which financial statements are available, as computed in accordance with generally accepted accounting principles consistently applied, per Common Unit (the "Conversion Price"). Notwithstanding such Conversion right, Holder in its sole discretion may decide not to exercise its

  Conversion right and demand payment in full of the entire Default Amount from Maker in which case the Default Amount shall be payable in full by Maker upon the expiration of the Grace Period.

          (c)   All payments by Maker hereunder shall be applied (i) first, to expenses of collection pursuant to Section 8, (ii) second, to the interest due and unpaid under this Note and (iii) third, to the outstanding principal amounts corresponding to the date of the most recent Guarantee Payment for which any principal amounts are outstanding.

          (d)   In case Parent shall at any time prior to the Conversion subdivide its outstanding shares of Common Units into a greater number of units, the Conversion Price, as defined in Paragraph 3(b) hereof, in effect immediately prior to such subdivision shall be proportionately reduced, and, in case the outstanding units of Common Units shall be combined into a smaller number of units, the Conversion Price in effect immediately prior to such combination, as defined in Paragraph 3(b) hereof, shall be proportionately increased.

          (e)   Subject to the terms of Paragraph 3(b) hereof, the Conversion shall occur immediately upon Parent's and Maker's receipt of the Conversion Notice. On and after such date, Holder(s) identified in the Conversion Notice shall be treated for all purposes as the record holder(s) of the Common Units issuable upon such Conversion. Holder's Conversion rights shall be extinguished upon payment in full of all principal and accrued interest and all other amounts due hereunder.

          (f)    If any capital reorganization, merger or reclassification of the capital of Parent shall be effected in such a way that the holders of Common Units shall be entitled, to receive stock, securities or assets with respect to or in exchange for such Common Unit, then, as a condition to the consummation of such reorganization, merger or reclassification, lawful and adequate provisions shall be made whereby Holder shall have the right to receive, upon conversion of this Note and in lieu of the Common Units otherwise receivable upon the conversion of this Note, the shares of stock, securities or assets that a holder of the number of Common Units into which this Note was convertible immediately prior to such reorganization, merger or reclassification would receive pursuant to such reorganization, merger or reclassification and this Note shall be deemed to have been amended to include such provisions.

          (g)   Parent will at all times reserve and keep available out of its authorized Common Units, solely for the purposes of issuance upon the conversion of this Note as herein provided, such number of Common Units as shall then be issuable upon the conversion of the then outstanding principal balance of this Note. Parent covenants that all Common Units which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and, without limiting the generality of the foregoing, Parent covenants that it will from time to time take all such action as may be required to assure that the par value per unit of the Common Units is at all times equal to or less than the Conversion Price in effect at the time. Parent and Maker will take all such action as may be necessary to assure that all such Common Units may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Units may be listed.

        5.    Events of Default.    Each of the following shall constitute an "Event of Default" hereunder:

          (a)   Maker's failure to make any required payment of principal and/or interest under this Note.

          (b)   Maker's or Parent's failure to perform any other obligation (other than one that can be satisfied with the payment of money) required under this Note (as applicable), and the continuation of such failure for a period of fifteen (15) days after Holder gives Maker or Parent written notice of such failure to perform.

          (c)   The occurrence of an event of default (that has not otherwise been waived) under the Credit Agreement, any agreement related to the Credit Agreement or any other Senior Indebtedness (as such term is defined herein).

          (d)   Maker's insolvency, general assignment for the benefit of creditors, or the final judgment by or against Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of Maker's debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for Maker or for all or any substantial part of Maker's assets.

        6.    Acceleration.    Upon the occurrence of an Event of Default, Holder shall have the right to cause the entire unpaid principal balance, together with all accrued interest thereon, reasonable attorneys' and paralegals' fees and all fees, charges, costs and expenses, if any, owed by Maker to Holder, to become immediately due and payable in full by giving written notice to Maker.

        7.    Remedies.    Upon the occurrence of an Event of Default, Holder may avail itself of any legal or equitable rights which Holder may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in the preceding sentence. The remedies of Holder as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. Holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of Holder.

        8.    Expenses of Collection.    If this Note is referred to an attorney for collection, whether or not suit has been filed or any other action instituted or taken to enforce or collect under this Note, Maker shall pay all of Holder's costs, fees (including reasonable attorneys' and paralegals' fees) and expenses in connection with such referral.

        9.    Governing Law.    THE RELATIVE RIGHTS OF HOLDERS OF PARENT'S SECURITIES (INCLUDING THIS NOTE AND PARENT'S COMMON UNITS ISSUABLE UPON CONVERSION HEREOF) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS.

        10.    Subordination.    This Note, and the obligations of Maker and Parent hereunder, shall be subordinate and junior in right of payment to (a) all obligations under the Credit Agreement pursuant to the provisions of that certain Subordination Agreement dated June    , 2002 by and among Holder, Parent, Maker and the Administrative Agent and (b) to all indebtedness of Maker which may be incurred by Maker from time to time following the date of this Note which by its terms is senior in right of payment to this Note to the extent agreed to in writing by Holder ("Senior Indebtedness"), as amended, increased or restated from time to time, and any Senior Indebtedness incurred in replacement thereof Holder hereby agrees to execute and deliver any customary subordination agreement(s) required by the holders of such Senior Indebtedness to effect the subordination of this Note including, upon default of any Senior Indebtedness, a total payment bar until the payment in full of all Senior Indebtedness or the waiver of all such defaults.

        11.    No Waiver.    Neither any course of dealing by Holder nor any failure or delay on its part to exercise any right, power or privilege hereunder shall operate as a waiver of any right or remedy of Holder hereunder unless said waiver is in writing and signed by Holder, and then only to the extent specifically set forth in said writing. A waiver as to one event shall not be construed as a continuing waiver by Holder or as a bar to or waiver of any right or remedy by Holder as to any subsequent event.

        12.    Notices.    Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier service, as follows:

    If to Parent or Maker to:

    c/o LECG, LLC
    2000 Powell Street
    Suite 600
    Emeryville, CA 94608
    Attention: Geoff Colton
    Telephone No.: (510) 450-6799
    Facsimile No.: (510) 653-6213

    with a required copy to:

    LECG, LLC
    1603 Orrington Avenue
    Suite 1500
    Evanston, IL 60201
    Telephone No.: (847)
    Facsimile No.: (847) 475-1031
    Attention: Marvin A. Tenenbaum
                      General Counsel

    If to Holder to:

    Thoma Cressey Fund VII, L.P.
    c/o Thomas Cressey Equity Partners
    One Embarcadero Center, Suite 2930
    San Francisco, CA 94111
    Attention: Jeanne Plessinger
    Telephone No.: (415) 263-3667
    Facsimile No.: (415) 392-6480

    with a required copy to:

    Hogan & Hartson L.L.P.
    Columbia Square
    555 Thirteenth Street, NW
    Washington, D.C. 20004
    Attn: James A. Hutchinson, Esq.
    Telephone No.: (202) 637-8696
    Facsimile No.: (202) 637-5910

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

        13.    Severability.    In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as, if such invalid, illegal or unenforceable provision had never been contained herein.

        14.    Limitations of Applicable Law.    In the event the operation of any provision of this Note results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by any party to this Note, be applied to the unpaid principal balance of this Note immediately upon receipt of such monies by Holder, with the same force and effect as though Maker had specifically designated such extra sums to be so applied to the unpaid principal balance and Holder had agreed to accept such extra payment(s) as a prepayment.

        15.    Assignmen.    This Note is negotiable and assignable in full or in part at the discretion of Holder and Maker and Parent agree to take all necessary actions to effectuate any assignment including but not limited to any assignment to Teece pursuant to the terms of the Letter Agreement.

        16.    Captions.    The captions herein are for convenience and reference only and in no way define or limit the scope or content of this Note or in any way affect its provisions.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEROF, Maker and Parent have executed this Convertible Promissory Note on the date first written above.

MAKER:
LECG, LLC California limited liability company
	By:	/s/ J. GEOFFREY COLTON
		Name:	J. Geoffrey Colton
		Title:	CFO
PARENT:
LECG HOLDING COMPANY, LLC, a California limited liability company
	By:	/s/ J. GEOFFREY COLTON
		Name:	J. Geoffrey Colton
		Title:	CFO
PARENT:

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  Exhibit 10.10
CONVERTIBLE PROMISSORY NOTE